Exhibit 32.2

                            Certification Pursuant to
                             18 U.S.C. Section 1350
                           by Chief Financial Officer

         In connection with the Quarterly Report of VSB Bancorp, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), I, Raffaele M. Branca, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2006

                                               /s/ RAFFAELE M. BRANCA
                                               --------------------------------
                                               Raffaele M. Branca
                                               Executive Vice President and CFO


A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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